Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media: Blaine Davis (610) 459-7158	Media: Kevin Wiggins (610) 459-7281 Investors: Jonathan Neely (610) 459-6645

ENDO HEALTH SOLUTIONS INC. ANNOUNCED

AS NEW NAME FOR ENDO PHARMACEUTICALS HOLDINGS INC.

CHADDS FORD, Pa., May 23, 2012 – Shareholders of Endo Pharmaceuticals Holdings Inc. (NASDAQ: ENDP) voted today at its annual shareholders meeting to approve changing the company’s name to Endo Health Solutions Inc.

The name change is in conjunction with the launch of Endo’s new corporate identity and more accurately reflects the company’s new business model. Endo Health Solutions has aggregated four operating businesses into one enterprise aimed at delivering fully-integrated, end-to-end solutions principally in pain management and urology for the benefit of providers, payers and patients.

Endo’s vision is to approach therapeutic areas and disease states as pathways, and to identify, develop and incorporate medical interventions beyond the traditional chemical and biological treatments.

“This important decision by our shareholders marks a milestone in our company’s history,” said Dave Holveck, President and Chief Executive Officer, “and reinforces our position in the market as a leading provider of health solutions, merging healthcare information and a broader array of innovative treatment options that can ultimately lead to improved health outcomes for patients.”

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Under its new corporate architecture, Endo Health Solutions will deliver various products and services through its four operating segments: AMS, a developer of innovative medical devices; Endo Pharmaceuticals, a provider of branded pharmaceuticals; HealthTronics, a provider of medical services, including practice management software, laboratory solutions and medical records technology; and Qualitest, a manufacturer of high-quality generic pharmaceuticals.

About Endo

Endo Health Solutions Inc. (NASDAQ: ENDP) is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating segments — AMS, Endo Pharmaceuticals, HealthTronics and Qualitest — Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates maximum value for patients, providers and payers alike. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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